                                                                   EXHIBIT 99
                                                                   ----------

           WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP
           ---------------------------------------------------------
                            FORM 10-QSB JUNE 30, 2000
                            -------------------------



SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT


             1. Statement of Cash Available for Distribution for the three months ended June 30, 2000:

                Net Income                                                                     $       152,000
                Add:     Depreciation                                                                   78,000
                         Amortization                                                                    3,000
                         Minority interest                                                               1,000
                Less:    Cash to reserves                                                             (208,000)
                                                                                                 -------------

                Cash Available for Distribution                                                $        26,000
                                                                                               ===============

                Distributions allocated to General Partners                                    $         1,000
                                                                                               ===============

                Distributions allocated to Limited Partners                                    $        25,000
                                                                                               ===============

             2. Fees and other compensation paid or accrued by the Partnership to the general partners, or their affiliates, during the three months ended June 30, 2000:

                       Entity Receiving                                Form of
                         Compensation                                Compensation                           Amount
                 ---------------------------        --------------------------------------------       ------------------
                   General Partners                 Interest in Cash Available for Distribution           $         1,000

                   WFC Realty Co., Inc.
                   (Initial Limited Partner)        Interest in Cash Available for Distribution                         5












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